Exhibit 99.1

FOR IMMEDIATE RELEASE
For More Information: Brian Shaughnessy, CFO Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3220 www.northeastbank.com

Northeast Bancorp Reports Fourth Quarter Results, Declares Dividend

Lewiston, ME (July 27, 2016) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $2.2 million, or $0.24 per diluted common share, for the quarter ended June 30, 2016, compared to net income of $2.2 million, or $0.22 per diluted common share, for the quarter ended June 30, 2015. Net income for the year ended June 30, 2016 was $7.6 million, or $0.80 per diluted common share, compared to $7.1 million, or $0.72 per diluted common share, for the year ended June 30, 2015.

The Board of Directors has also declared a cash dividend of $0.01 per share, payable on August 24, 2016 to shareholders of record as of August 10, 2016.

“We closed the year with a strong quarter,” said Richard Wayne, President and Chief Executive Officer. “For the quarter, we achieved earnings of $0.24 per share driven by solid SBA gains on sale and purchased loan transactional income. In addition to earnings growth, we generated loan volume of $96.6 million, including $50.6 million of loans produced by the Loan Acquisition and Servicing Group, $17.4 million of SBA loans and $28.6 million of residential and commercial loans produced by the Community Bank. The growth of our balance sheet and earnings, coupled with the issuance of $15.05 million of subordinated notes in June, compliments our growth strategy and positions us well for the future.”

As of June 30, 2016, total assets were $986.2 million, an increase of $135.4 million, or 15.9%, compared to June 30, 2015. The principal components of the change in the balance sheet follow:

1.

The loan portfolio – excluding loans held for sale – has grown by $80.3 million, or 13.1%, compared to June 30, 2015, principally on the strength of $81.8 million of net growth in commercial loans purchased or originated by the Bank’s Loan Acquisition and Servicing Group (“LASG”), net growth of $15.5 million in originations by the Bank’s Small Business Administration (“SBA”) National Division and net growth of $3.9 million in commercial originations by the Bank’s Community Banking Division. This net growth was offset by a pay down of one secured loan to a broker-dealer for $12.0 million in the LASG portfolio and a $20.9 million decrease in the Bank’s Community Banking Division residential and consumer loan portfolio.

Loans generated by the LASG totaled $50.6 million for the quarter ended June 30, 2016. The growth in LASG loans consisted of $18.8 million of purchased loans, at an average price of 91.1% of unpaid principal balance, and $31.8 million of originated loans. SBA loans closed during the quarter totaled $17.4 million, of which $16.1 million were fully funded in the quarter. In addition, the Company sold $14.2 million of the guaranteed portion of SBA and United States Department of Agriculture (“USDA”) loans in the secondary market, of which $9.4 million were originated in the current quarter and $4.8 million were originated in prior quarters. Residential loan production sold in the secondary market totaled $19.9 million for the quarter.

As previously discussed in the Company’s SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System in connection with the merger of FHB Formation LLC with and into the Company in December 2010. The Company’s loan purchase and commercial real estate loan availability under these conditions follow:

Basis for Regulatory Condition	Condition	Availability at June 30, 2016
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$67.1
Regulatory Capital	Non-owner occupied commercial real estate loans may not exceed 300% of total capital	$180.0

An overview of the Bank’s LASG portfolio follows:

	LASG Portfolio
	Three Months Ended June 30,
	2016				2015
	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$20,588	$31,826	$-	$52,414	$25,785	$29,193	$-	$54,978
Net investment basis	18,754	31,826	-	50,580	24,758	29,193	-	53,951

Loan returns during the period:
Yield (1)	10.88%	6.98%	0.51%	8.19%	13.11%	5.56%	0.49%	8.79%
Total Return (1) (2)	10.88%	6.98%	0.51%	8.19%	13.39%	5.56%	0.49%	9.00%

	Year Ended June 30,
	2016				2015
	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$108,716	$110,578	$-	$219,294	$93,694	$82,502	$48,000	$224,196
Net investment basis	99,999	110,578	-	210,577	82,654	82,502	48,000	213,156

Loan returns during the period:
Yield (1)	11.37%	6.11%	0.50%	8.03%	13.00%	6.44%	0.47%	9.73%
Total Return (1) (2)	11.38%	6.10%	0.50%	8.04%	13.33%	6.75%	0.47%	10.02%

Total loans as of period end:
Unpaid principal balance	$271,268	$174,918	$48,000	$494,186	$239,933	$118,416	$60,000	$418,349
Net investment basis	239,709	174,918	48,000	462,627	202,592	118,416	60,000	381,008

(1) The yield and total return on LASG originated loans includes $385 thousand of fees related to one loan in the quarter ended June 30, 2016.

(2) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter.

2.

Deposits increased by $47.5 million, or 6.3% for the quarter, attributable primarily to growth in non-maturity (demand, savings and interest checking, and money market) accounts, which increased by $49.8 million, or 12.5%. For the year ended June 30, 2016, deposits increased $125.7 million, or 18.6%, primarily due to growth in non-maturity accounts of $120.3 million, or 36.6%, and growth in time deposits of $5.4 million, or 1.6%.

3.

Stockholders’ equity increased by $3.9 million from June 30, 2015, due principally to earnings of $7.6 million, offset by $3.4 million in share repurchases (representing 322,900 shares). Additionally, there was an increase in stock-based compensation of $613 thousand, offset by a decrease in accumulated other comprehensive income of $618 thousand and $380 thousand in dividends paid on common stock.

Net income increased by $34 thousand to $2.2 million for the quarter ended June 30, 2016, compared to $2.2 million for the quarter ended June 30, 2015.

1.

Net interest and dividend income before provision for loan losses increased by $1.4 million for the quarter ended June 30, 2016, compared to the quarter ended June 30, 2015. The increase is primarily due to higher average balances in the total loan portfolio.

The various components of transactional income are set forth in the table below entitled “Total Return on Purchased Loans.” When compared to the three months and year ended June 30, 2015, transactional income decreased by $906 thousand and $2.6 million, respectively. The following table summarizes interest income and related yields recognized on the loan portfolios:

	Interest Income and Yield on Loans
	Three Months Ended June 30,
	2016			2015
	Average	Interest		Average	Interest
	Balance (1)	Income (2)	Yield	Balance (1)	Income	Yield
	(Dollars in thousands)
Community Banking	$212,625	$2,589	4.90%	$228,558	$2,839	4.98%
SBA	30,599	490	6.44%	8,860	126	5.70%
LASG:
Originated	172,678	2,996	6.98%	106,963	1,483	5.56%
Purchased	232,610	6,294	10.88%	195,016	6,375	13.11%
Secured Loans to Broker-Dealers	54,001	68	0.51%	60,003	73	0.49%
Total LASG	459,289	9,358	8.19%	361,982	7,931	8.79%
Total	$702,513	$12,437	7.12%	$599,400	$10,896	7.29%

	Year Ended June 30,
	2016			2015
	Average	Interest		Average	Interest
	Balance (1)	Income (2)	Yield	Balance (1)	Income	Yield
	(Dollars in thousands)
Community Banking	$218,649	$10,483	4.79%	$233,506	$11,599	4.97%
SBA	23,786	1,448	6.09%	2,622	148	5.64%
LASG:
Originated	147,193	8,987	6.11%	76,448	4,924	6.44%
Purchased	216,763	24,638	11.37%	203,822	26,500	13.00%
Secured Loans to Broker-Dealers	58,511	293	0.50%	44,942	212	0.47%
Total LASG	422,467	33,918	8.03%	325,212	31,636	9.73%
Total	$664,902	$45,849	6.90%	$561,340	$43,383	7.73%

(1)Includes loans held for sale. (2)SBA interest income includes SBA fees of $21 thousand and $33 thousand for the quarter and year ended June 30, 2016, respectively.

The yield on purchased loans for the quarter ended June 30, 2016 was 10.9% as compared to 13.4% in the quarter ended June 30, 2015, due to lower transactional income in the quarter. The following table details the total return on purchased loans:

	Total Return on Purchased Loans
	Three Months Ended June 30,
	2016		2015
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$4,770	8.25%	$4,132	8.43%
Transactional income:
Gain on loan sales	-	0.00%	-	0.00%
Gain on sale of real estate owned	-	0.00%	188	0.38%
Other noninterest income	1	0.00%	-	0.00%
Accelerated accretion and loan fees	1,524	2.63%	2,243	4.58%
Total transactional income	1,525	2.63%	2,431	4.96%
Total	$6,295	10.88%	$6,563	13.39%

	Year Ended June 30,
	2016		2015
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$17,382	8.02%	$17,327	8.48%
Transactional income:
Gain on loan sales	-	0.00%	190	0.09%
Gain on sale of real estate owned	23	0.01%	607	0.30%
Other noninterest income (loss)	12	0.00%	(69)	-0.03%
Accelerated accretion and loan fees	7,256	3.35%	9,173	4.49%
Total transactional income	7,291	3.36%	9,901	4.85%
Total	$24,673	11.38%	$27,228	13.33%

(1)

The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, gains on real estate owned and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter.

2.

Noninterest income decreased by $656 thousand for the quarter ended June 30, 2016, compared to the quarter ended June 30, 2015, principally due to a decrease in gains realized on sale of portfolio loans. The recent quarter includes gains realized on sale of SBA and USDA loans of $1.6 million, compared to $1.9 million in the quarter ended June 30, 2015. Additionally, there was a decrease of $251 thousand in gain recognized on real estate owned and other repossessed collateral.

3.

Noninterest expense increased by $569 thousand for the quarter ended June 30, 2016, compared to the quarter ended June 30, 2015, primarily due to an increase in salaries and employee benefits of $306 thousand, largely attributable to higher employee headcount.

At June 30, 2016, nonperforming assets totaled $9.5 million, or 0.96% of total assets, as compared to $12.4 million, or 1.46% of total assets, at June 30, 2015.

At June 30, 2016, the Company’s Tier 1 Leverage Ratio was 13.3%, compared to 14.5% at June 30, 2015, and the Total Capital Ratio was 20.4%, an increase from 20.1% at June 30, 2015. The increase resulted primarily from the issuance of $15.05 million of subordinated notes which qualify as Tier 2 Capital, offset by balance sheet growth and the effect of purchases under the Company’s share repurchase program in the current fiscal year.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Brian Shaughnessy, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss fourth quarter earnings and business outlook at 10:00 a.m. Eastern Time on Thursday, July 28th. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 49101566. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. We offer traditional banking services through the Community Banking Division, which operates ten full-service branches that serve customers located in western, central, and southern Maine. From our Maine and Boston locations, we also lend throughout the New England area. Our Loan Acquisition and Servicing Group (“LASG”) purchases and originates commercial loans on a nationwide basis. In addition, our SBA National Division supports the needs of growing businesses nationally. ableBanking, a division of Northeast Bank, offers savings products to consumers online. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, and tangible book value per share. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except share and per share data)

	June 30, 2016	June 30, 2015
Assets
Cash and due from banks	$2,459	$2,789
Short-term investments	148,698	87,061
Total cash and cash equivalents	151,157	89,850

Available-for-sale securities, at fair value	100,572	101,908

Residential real estate loans held for sale	6,449	7,093
SBA loans held for sale	1,070	1,942
Total loans held for sale	7,519	9,035

Loans
Commercial real estate	426,568	348,676
Residential real estate	113,962	132,669
Commercial and industrial	145,956	123,133
Consumer	5,950	7,659
Total loans	692,436	612,137
Less: Allowance for loan losses	2,350	1,926
Loans, net	690,086	610,211

Premises and equipment, net	7,801	8,253
Real estate owned and other possessed collateral, net	1,652	1,651
Federal Home Loan Bank stock, at cost	2,408	4,102
Intangible assets, net	1,732	2,209
Bank owned life insurance	15,725	15,276
Other assets	7,501	8,223
Total assets	$986,153	$850,718

Liabilities and Stockholders' Equity
Deposits
Demand	$66,686	$60,383
Savings and interest checking	107,218	100,134
Money market	275,437	168,527
Time	351,091	345,715
Total deposits	800,432	674,759

Federal Home Loan Bank advances	30,075	30,188
Wholesale repurchase agreements	-	10,037
Short-term borrowings	-	2,349
Junior subordinated debentures issued to affiliated trusts	23,331	8,626
Capital lease obligation	1,128	1,368
Other liabilities	14,596	10,664
Total liabilities	869,562	737,991

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at June 30, 2016 and June 30, 2015	-	-
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 8,089,790 and 8,575,144 shares issued and outstanding at June 30, 2016 and June 30, 2015, respectively	8,089	8,575
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 1,227,683 and 1,012,739 shares issued and outstanding at June 30, 2016 and June 30, 2015, respectively	1,228	1,013
Additional paid-in capital	83,020	85,506
Retained earnings	26,160	18,921
Accumulated other comprehensive loss	(1,906)	(1,288)
Total stockholders' equity	116,591	112,727
Total liabilities and stockholders' equity	$986,153	$850,718

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2016	2015	2016	2015
Interest and dividend income:
Interest and fees on loans	$12,437	$10,896	$45,849	$43,383
Interest on available-for-sale securities	230	215	930	913
Other interest and dividend income	161	74	456	292
Total interest and dividend income	12,828	11,185	47,235	44,588

Interest expense:
Deposits	1,671	1,329	6,027	5,010
Federal Home Loan Bank advances	253	256	1,027	1,101
Wholesale repurchase agreements	-	72	67	288
Short-term borrowings	1	8	20	29
Junior subordinated debentures issued to affiliated trusts	175	152	651	718
Obligation under capital lease agreements	15	18	63	74
Total interest expense	2,115	1,835	7,855	7,220

Net interest and dividend income before provision for loan losses	10,713	9,350	39,380	37,368
Provision for loan losses	317	240	1,618	717
Net interest and dividend income after provision for loan losses	10,396	9,110	37,762	36,651

Noninterest income:
Fees for other services to customers	393	406	1,657	1,494
Gain on sales of residential loans held for sale	392	493	1,684	1,877
Gain on sales of portfolio loans	1,620	1,926	4,178	2,821
(Loss) gain recognized on real estate owned and other repossessed collateral, net	(127)	124	(255)	428
Bank-owned life insurance income	113	111	449	440
Other noninterest income	20	7	60	29
Total noninterest income	2,411	3,067	7,773	7,089

Noninterest expense:
Salaries and employee benefits	5,592	5,286	19,548	18,817
Occupancy and equipment expense	1,291	1,277	5,227	4,939
Professional fees	421	505	1,463	1,658
Data processing fees	379	325	1,487	1,355
Marketing expense	85	41	285	244
Loan acquisition and collection expense	407	362	1,368	1,458
FDIC insurance premiums	135	133	489	504
Intangible asset amortization	108	129	477	589
Other noninterest expense	978	769	3,468	3,040
Total noninterest expense	9,396	8,827	33,812	32,604

Income before income tax expense	3,411	3,350	11,723	11,136
Income tax expense	1,212	1,185	4,104	3,995
Net income	$2,199	$2,165	$7,619	$7,141

Weighted-average shares outstanding:
Basic	9,319,522	9,773,228	9,474,999	9,980,733
Diluted	9,342,439	9,773,228	9,484,635	9,980,733
Earnings per common share:

Basic	$0.24	$0.22	$0.80	$0.72
Diluted	0.24	0.22	0.80	0.72
Cash dividends declared per common share	$0.01	$0.01	$0.04	$0.04

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(Unaudited)
(Dollars in thousands)

	Three Months Ended June 30,
	2016			2015
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets:
Interest-earning assets:
Investment securities	$93,289	$230	0.99%	$103,988	$215	0.83%
Loans (1) (2) (3)	702,513	12,455	7.13%	599,400	10,914	7.30%
Federal Home Loan Bank stock	2,570	23	3.60%	4,102	18	1.76%
Short-term investments (4)	113,636	138	0.49%	91,060	56	0.25%
Total interest-earning assets	912,008	12,846	5.67%	798,550	11,203	5.63%
Cash and due from banks	4,171			2,553
Other non-interest earning assets	36,411			36,334
Total assets	$952,590			$837,437
Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW accounts	$72,012	$51	0.28%	$64,533	$41	0.25%
Money market accounts	254,833	573	0.90%	166,690	336	0.81%
Savings accounts	36,167	12	0.13%	35,835	12	0.13%
Time deposits	356,418	1,035	1.17%	342,849	940	1.10%
Total interest-bearing deposits	719,430	1,671	0.93%	609,907	1,329	0.87%
Short-term borrowings	441	1	0.91%	1,754	8	1.83%
Borrowed funds	30,089	253	3.38%	40,259	328	3.27%
Junior subordinated debentures	8,954	175	7.86%	8,602	152	7.09%
Capital lease obligations	1,149	15	5.25%	1,384	18	5.22%
Total interest-bearing liabilities	760,063	2,115	1.12%	661,906	1,835	1.11%
Non-interest bearing liabilities:
Demand deposits and escrow accounts	68,314			56,754
Other liabilities	8,863			6,251
Total liabilities	837,240			724,911
Stockholders' equity	115,350			112,526
Total liabilities and stockholders' equity	$952,590			$837,437
Net interest income		$10,731			$9,368
Interest rate spread			4.55%			4.52%
Net interest margin (5)			4.73%			4.71%

(1) Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.
(2) Includes loans held for sale.
(3) Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4) Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5) Net interest margin is calculated as net interest income divided by total interest-earning assets.

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(Unaudited)
(Dollars in thousands)

	Year Ended June 30,
	2016			2015
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities	$100,503	$930	0.93%	$108,204	$913	0.84%
Loans (1) (2) (3)	664,902	45,921	6.91%	561,340	43,456	7.74%
Federal Home Loan Bank stock	2,960	113	3.82%	4,102	67	1.63%
Short-term investments (4)	91,563	343	0.37%	92,354	225	0.24%
Total interest-earning assets	859,928	47,307	5.50%	766,000	44,661	5.83%
Cash and due from banks	3,596			2,704
Other non-interest earning assets	35,607			33,741
Total assets	$899,131			$802,445

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW accounts	$68,304	$182	0.27%	$63,181	$162	0.26%
Money market accounts	212,102	1,845	0.87%	133,266	1,002	0.75%
Savings accounts	36,062	48	0.13%	34,495	46	0.13%
Time deposits	349,978	3,952	1.13%	340,046	3,800	1.12%
Total interest-bearing deposits	666,446	6,027	0.90%	570,988	5,010	0.88%
Short-term borrowings	1,634	20	1.22%	2,578	29	1.12%
Borrowed funds	32,432	1,094	3.37%	45,661	1,389	3.04%
Junior subordinated debentures	8,762	651	7.43%	8,531	718	8.42%
Capital lease obligations	1,242	63	5.07%	1,457	74	5.08%
Total interest-bearing liabilities	710,516	7,855	1.11%	629,215	7,220	1.15%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	67,041			54,940
Other liabilities	7,252			5,913
Total liabilities	784,809			690,068
Stockholders' equity	114,322			112,377
Total liabilities and stockholders' equity	$899,131			$802,445

Net interest income		$39,452			$37,441

Interest rate spread			4.39%			4.68%
Net interest margin (5)			4.59%			4.89%

(1) Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.
(2) Includes loans held for sale.
(3) Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4) Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5) Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended:
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Net interest income	$10,713	$9,254	$10,172	$9,241	$9,350
Provision for loan losses	317	236	896	169	240
Noninterest income	2,411	2,035	1,624	1,705	3,067
Noninterest expense	9,396	8,412	8,196	7,810	8,827
Net income	2,199	1,809	1,744	1,867	2,165

Weighted average common shares outstanding:
Basic	9,319,522	9,456,198	9,559,369	9,562,812	9,773,228
Diluted	9,342,439	9,459,611	9,569,585	9,562,812	9,773,228
Earnings per common share:
Basic	$0.24	$0.19	$0.18	$0.20	$0.22
Diluted	0.24	0.19	0.18	0.20	0.22
Dividends per common share	0.01	0.01	0.01	0.01	0.01

Return on average assets	0.93%	0.80%	0.80%	0.86%	1.04%
Return on average equity	7.67%	6.33%	6.07%	6.55%	7.72%
Net interest rate spread (1)	4.55%	4.06%	4.67%	4.25%	4.51%
Net interest margin (2)	4.73%	4.25%	4.87%	4.45%	4.70%
Efficiency ratio (3)	71.59%	74.52%	69.48%	71.35%	71.09%
Noninterest expense to average total assets	3.97%	3.70%	3.75%	3.59%	4.22%
Average interest-earning assets to average interest-bearing liabilities	119.99%	120.62%	122.48%	121.63%	120.90%

	As of:
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Nonperforming loans:
Originated portfolio:
Residential real estate	$2,613	$3,566	$3,263	$3,165	$3,021
Commercial real estate	474	602	399	529	994
Home equity	48	-	11	20	11
Commercial and industrial	17	2	2	2	2
Consumer	163	216	204	153	190
Total originated portfolio	3,315	4,386	3,879	3,869	4,218
Total purchased portfolio	4,512	4,364	2,221	6,939	6,532
Total nonperforming loans	7,827	8,750	6,100	10,808	10,750
Real estate owned and other possessed collateral, net	1,652	690	1,238	1,279	1,651
Total nonperforming assets	$9,479	$9,440	$7,338	$12,087	$12,401

Past due loans to total loans	1.00%	2.52%	2.48%	1.35%	1.08%
Nonperforming loans to total loans	1.13%	1.25%	0.90%	1.73%	1.76%
Nonperforming assets to total assets	0.96%	1.02%	0.82%	1.41%	1.46%
Allowance for loan losses to total loans	0.34%	0.32%	0.31%	0.33%	0.31%
Allowance for loan losses to nonperforming loans	30.02%	25.41%	34.90%	19.11%	17.92%

Commercial real estate loans to risk-based capital (4)	174.12%	217.09%	204.91%	195.50%	187.32%
Net loans to core deposits (5)	87.15%	93.48%	94.37%	91.04%	91.85%
Purchased loans to total loans, including held for sale	34.25%	33.17%	32.90%	33.82%	32.61%
Equity to total assets	11.82%	12.41%	12.82%	13.25%	13.25%
Common equity tier 1 capital ratio	17.97%	17.46%	18.11%	19.69%	19.82%
Total capital ratio (6)	20.39%	17.78%	18.43%	20.03%	20.14%
Tier 1 leverage capital ratio	13.27%	13.57%	14.31%	14.23%	14.49%

Total stockholders' equity	$116,591	$114,526	$114,613	$113,704	$112,727
Less: Preferred stock	-	-	-	-	-
Common stockholders' equity	116,591	114,526	114,613	113,704	112,727
Less: Intangible assets (7)	(3,503)	(3,469)	(3,336)	(3,388)	(3,312)
Tangible common stockholders' equity (non-GAAP)	$113,088	$111,057	$111,277	$110,316	$109,415

Common shares outstanding	9,317,473	9,330,873	9,519,729	9,592,329	9,587,883
Book value per common share	$12.51	$12.27	$12.04	$11.85	$11.76
Tangible book value per share (non-GAAP) (8)	12.14	11.90	11.69	11.50	11.41

(1) The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3) The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.

(4) For purposes of calculating this ratio, commercial real estate includes all non-owner occupied commercial real estate loans defined as such by regulatory guidance, including all land development and construction loans.

(5) Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Loans include loans held-for-sale.

(6) The Company’s adoption of Basel III went into effect as of March 31, 2015. The previous period ratios are the “Total Risk-Based Capital Ratio.”

(7) Includes the core deposit intangible asset, as well as the servicing rights asset which is included in other assets in the consolidated balance sheets.

(8) Tangible book value per share represents total stockholders' equity less the sum of preferred stock and intangible assets divided by common shares outstanding.